Exhibit 99.5

CINERGY CORP.

BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS

For the Quarter Ended December 31, 2003

(unaudited)

Commercial Businesses

Earnings Per Share - diluted - 2002	$0.09

Employee retirement/severance and other charges	0.01
Discontinued operations	0.15
Marketing, trading, and origination	(0.01)
Generation and supply contracts	0.08
Operating and administrative expenses	0.03
Financing	0.02
Other - net	(0.03)

Earnings Per Share - diluted - 2003	$0.34

Regulated Operations

Earnings Per Share - diluted - 2002	$0.55

Weather	(0.05)
Industrial sales - economy	(0.01)
Other revenue	(0.04)
Other income and (expenses) - net	(0.02)
Income tax rate change	(0.04)
Financing and depreciation	(0.09)
Other - net	(0.04)

Earnings Per Share - diluted - 2003	$0.26

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2002	$(0.06)

Employee retirement/severance and other charges	0.04
Operating results of investments	0.01

Earnings Per Share - diluted - 2003	$(0.01)

2002 has been reclassified to reflect Vestar’s move from PTIS to Energy Merchant